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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, Ernest Miller, Duncan King and Jane Miller each agree to the joint filing on behalf of each of them of a Schedule 13D (including amendments thereto) with respect to the Common Stock of Rubber Research Elastomerics, Inc., a Minnesota corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing.

Date:  July 28, 2003


                                            /s/ Ernest Miller
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                                            Ernest Miller


                                            /s/ Duncan King
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                                            Duncan King


                                            /s/ Jane Miller
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                                            Jane Miller